INDEMNIFICATION AGREEMENT

     This INDEMNIFICATION AGREEMENT, dated August 13, 1998 (the "Agreement"), by and among MIM Corporation, a Delaware corporation (together with Continental (as defined below) and its other subsidiaries, the "Indemnitee"), and Roulston Investment Trust L.P., Roulston Ventures L.P. and Michael R. Erlenbach (together, the "Stockholders").

                                    RECITALS

     A.  The  Stockholders  have  agreed  to  perform  certain   indemnification
obligations arising hereunder as specified herein.

     B. Pursuant to a merger agreement dated as of January 27, 1998, as amended to date, by and among MIM Corporation, Continental Managed Pharmacy Services, Inc. (together with its subsidiaries, "Continental") and the other parties listed on the signature pages thereto, Continental will become a wholly-owned subsidiary of MIM Corporation as a result of a merger (the "Merger") which is scheduled to close on August 24, 1998.

     C. The Stockholders own common shares of Continental's capital stock and as such will receive shares (the "Shares") of MIM Corporation's common stock, par value $.0001 per share (the "Common Stock"), in the Merger.

     D. Billing, accounting and sales and marketing practices of Continental have led to the threat of litigation and to claims against Continental by MetraHealth Insurance Company, Inc., The Travelers Insurance Company, Metropolitan Life Insurance Company and Aetna U.S. Healthcare ("Aetna").

     E. The Stockholders and the Indemnitee recognize the risk of litigation and other claims and/or demands being asserted against the Indemnitee after the Merger in respect of the billing, accounting and/or sales and marketing practices of Continental prior to the Merger of waiving, or otherwise not pursuing, the collection of co-payments from persons covered by Continental's pharmacy benefit programs in connection with claims submitted to Aetna.

     THEREFORE, in consideration of and in reliance upon the terms, covenants, conditions and representations contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

     1. Certain Definitions.

     (a) Claim. The term "Claim" shall mean any claim or demand made upon Indemnitee for, or dispute involving Indemnitee (including a dispute which forms the basis of a breach of the representations and warranties set forth in Section 7 of this Agreement) with respect to, the payment of amounts that would constitute Indemnifiable Expenses or any threatened, pending or completed Proceeding, or any inquiry, correspondence or investigation that the Indemnitee in good faith believes is reasonably likely to lead to the institution or threat of any Proceeding.

     (b) Claim Notice. The term "Claim Notice" shall mean written notification of a Claim, as to which indemnification under this Agreement is sought by Indemnitee, enclosing a copy of all papers served, if any, and specifying the nature of and basis for the Indemnitee's claim for indemnification by the Stockholders, together with the amount or, if not then reasonably ascertainable, the estimated amount, determined in good faith by Indemnitee, of such Claim.

     (c) Dispute Period. The term "Dispute Period" shall mean the period commencing upon receipt of a Claim Notice by the Stockholders and ending twenty
(20) calendar days following receipt by the Stockholders of such Claim Notice.

     (d) Indemnifiable Event. The term "Indemnifiable Event" shall mean (1) any of Continental's billing, accounting and sales and marketing practices in effect prior to the Merger, relating to the waiving, or otherwise not pursuing the collection of, co-payments from persons covered by Continental's pharmacy benefit programs, but only insofar as such practices affected claims submitted by Continental to Aetna and (2) any breach of the representations and warranties set forth in Section 7 of this Agreement.

     (e) Indemnifiable Expenses. The term "Indemnifiable Expenses" shall mean any and all costs, charges and expenses, including, without limitation, attorneys' fees and expenses and other fees and expenses, in connection with the investigation, negotiation, defense or appeal of or response to any Claim, as well as judgments, fines and amounts paid in settlement in connection with a Claim (including all interest, assessments and other charges paid or payable in connection with or in respect of any such attorneys' fees and expenses and other fees and expenses, judgments, fines or amounts paid in settlement), in each case actually and reasonably incurred by the Indemnitee in connection with such Claim. In addition, Indemnifiable Expenses include all expenses actually incurred by Indemnitee in enforcing its rights under this Agreement.

     (f) Proceeding. The term "Proceeding" shall mean any threatened, pending or
completed   action,   suit  or  other  proceeding,   whether  civil,   criminal,
administrative, investigative or of any other type whatsoever.

     2. Basic Indemnification Arrangement.

     (a) If the Indemnitee becomes a party to or other participant in, or is threatened to be made a party to or other participant in, a Claim, or if Indemnitee receives notice of, or demand in connection with, a Claim or other threatened action, whether prior to or following the Merger, directly or indirectly, by reason of (or arising in whole or in part out of) an Indemnifiable Event, the Stockholders shall indemnify the Indemnitee for any and all Indemnifiable Expenses in connection therewith. Notwithstanding the generality of the foregoing and subject to Section 2(c), the Stockholders hereby agree to indemnify Indemnitee against all Indemnifiable Expenses relating to the Claim (in whatever form it may take in the future) represented by the letter of July 13, 1998 from Aetna to Continental attached hereto as Exhibit A ("Aetna Claim").



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

     (b) All Indemnifiable Expenses incurred by the Indemnitee in connection with a Claim shall be paid by the Stockholders in cash at the time the Indemnitee incurs such Indemnifiable Expenses in accordance with the procedures set forth in Section 3.

     (c) Notwithstanding any provision in this Agreement to the contrary, the obligation of the Stockholders to indemnify the Indemnitee for Indemnifiable Expenses shall become operative only after the total amount of such claims for indemnification of Indemnifiable Expenses by Indemnitee exceed One Hundred Thousand Dollars ($100,000).

     (d) Notwithstanding any provision in this Agreement to the contrary, the obligations of the Stockholders shall be several and not joint, and each and every Indemnifiable Expense shall be allocated among the Stockholders in the proportions set out below, and the obligations of each Stockholder under this Agreement shall be limited to the amounts so allocated to them, respectively:

            (i)      Roulston Investment Trust L.P.     --     one-sixth (1/6)
            (ii)     Roulston Ventures L.P.             --     one-sixth (1/6)
            (iii)    Michael R. Erlenbach               --     two-thirds (2/3)

     3.  Certain  Procedures  Relating  to   Indemnification.   All  claims  for
indemnification by Indemnitee under this Agreement will be asserted and resolved as follows:

     (i) If any Claim in respect of which Indemnitee may seek indemnification under this Agreement is asserted against or sought to be collected from Indemnitee, the Indemnitee shall deliver a Claim Notice with reasonable promptness to the Stockholders. If the Indemnitee fails to provide the Claim Notice with reasonable promptness after the Indemnitee receives notice of such Claim, the Stockholders will not be obligated to indemnify the Indemnitee with respect to such Claim to the extent that the Stockholders' ability to defend has been irreparably prejudiced by such failure of the Indemnitee but only to the extent of Indemnifiable Expenses which would not have been incurred but for such failure to notify. The Stockholders will notify the Indemnitee as soon as practicable within the Dispute Period whether the Stockholders dispute their liability to the Indemnitee under this Agreement and whether the Stockholders desire, at their sole cost and expense (subject to the provisions of Section 2(c)), to defend the Indemnitee against such Claim; provided, however, that the Stockholders hereby irrevocably acknowledge their liability (subject to the provisions of Section 2(c)) to Indemnitee for Indemnifiable Expenses in connection with the Aetna Claim.

          (a) If the  Stockholders  notify the  Indemnitee  within  the  Dispute
     Period that the Stockholders desire to defend the Indemnitee with respect to the Claim pursuant to this Section 3(i), then the Stockholders will have the right to defend, with counsel reasonably satisfactory to the Indemnitee, at the sole cost and expense of the Stockholders, such Claim by all appropriate proceedings, which proceedings will be vigorously and diligently prosecuted by the Stockholders to a final conclusion or will be settled at the discretion of the Stockholders (but only with the prior written consent of the Indemnitee in the case of any settlement that provides for any relief other than the payment of monetary damages or that provides for the payment of monetary damages as to which the Indemnitee will not be indemnified in full (otherwise than as provided in Section 2(c))


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

     pursuant to this Agreement). If the Stockholders so elect to defend Indemnitee with respect to a Claim, they will have full control of such defense and proceedings, including any compromise or settlement thereof; provided, however, that the Indemnitee, at the sole cost and expense of the Indemnitee, at any time prior to the Stockholders' delivery of the notice referred to in the first sentence of this clause (a), may file any motion, answer or other pleadings or take any other action that the Indemnitee reasonably believes to be necessary or appropriate to protect its interests; and provided further, that if requested by the Stockholders, the Indemnitee, at the sole cost and expense of the Stockholders, will provide reasonable cooperation to the Stockholders in contesting any Claim that the Stockholders elect to contest. The Indemnitee may participate in, but not control, any defense or settlement of any Claim controlled by the Stockholders pursuant to this clause (a), and except as provided in the preceding sentence, the Indemnitee will bear its own costs and expenses with respect to such participation. Notwithstanding the foregoing, the Indemnitee may take over the control of the defense or settlement of a Claim at any time if it irrevocably waives its right to indemnity under this Agreement with respect to such Claim.

          (b) If the Stockholders notify the Indemnitee within the Dispute Period that the Stockholders do not desire to defend the Claim pursuant to
     Section 3(i), or if the Stockholders give notice within the Dispute Period that they desire to defend the Claim, but fail to prosecute such Claim vigorously and diligently to a final conclusion or to settle the Claim, or if the Stockholders fail to give any notice whatsoever within the Dispute Period, then the Indemnitee will have the right to defend, at the sole cost and expense of the Stockholders, the Claim by all appropriate proceedings, which proceedings will be prosecuted by the Indemnitee in a reasonable manner and in good faith or will be settled at the discretion of the Indemnitee (with the prior written consent of the Stockholders, which consent will not be unreasonably withheld). The Indemnitee will have full control of such defense and proceedings, including any compromise or settlement thereof; provided, however, that if requested by the Indemnitee, the Stockholders will, at the sole cost and expense of the Stockholders, provide reasonable cooperation to the Indemnitee and its counsel in contesting any Claim which the Indemnitee is contesting. Notwithstanding the foregoing provisions of this clause (b), if the Stockholders have notified the Indemnitee within the Dispute Period that the Stockholders dispute their liability hereunder to the Indemnitee with respect to such Claim and if such dispute is resolved in favor of the Stockholders in the manner provided in clause (c) below, the Stockholders will not be required to bear the costs and expenses of the Indemnitee's defense pursuant to this clause (b) or of the Stockholders' participation therein at the Indemnitee's request. The Stockholders may participate in, but not control, any defense or settlement controlled by the Indemnitee pursuant to this clause (b), and the Stockholders will bear their own costs and expenses with respect to such participation.

          (c) If the Stockholders notify the Indemnitee that they do not dispute their liability to the Indemnitee with respect to the Claim under this Agreement or fail to notify the Indemnitee within the Dispute Period whether they dispute their liability to the Indemnitee with respect to such Claim, the Indemnifiable Expenses arising out of such Claim will be conclusively deemed a liability of the Stockholders under this Agreement and the Stockholders shall pay the amount of such Indemnifiable Expenses to the Indemnitee on demand as incurred by Indemnitee. If the Stockholders have timely disputed their liability with respect to such Claim, the Stockholders and the Indemnitee will proceed in good faith to negotiate a resolution of such dispute, and if not resolved through negotiations within the ten (10) business days after the end of the Dispute Period, such dispute shall be resolved by arbitration in accordance with paragraph (ii) of this Section 3.

     (ii) Any dispute submitted to arbitration pursuant to this Section 3 shall be finally and conclusively determined by the decision of a board of arbitration consisting of three (3) members (hereinafter sometimes called the "Board of Arbitration") selected as hereinafter provided. The Indemnitee shall select one member and the Stockholders (acting together) shall select one member, and the third member shall be selected by mutual agreement of the other two members, or if the other members fail to reach agreement on a third member within twenty
(20) days after their selection, such third member shall thereafter be selected by the American Arbitration Association upon application made to it for such purpose by the Indemnitee. The Board of Arbitration shall meet in New York City, New York or such other place as a majority of the members of the Board of Arbitration determines more appropriate, and shall reach and render a decision in writing (concurred in by a majority of the members of the Board of Arbitration) with respect to the liability of the Stockholders to the Indemnitee for Indemnifiable Expenses in connection with the Claim and/or the amount, if any, which the Stockholders are required to pay to the Indemnitee in respect of Indemnifiable Expenses in connection with a Claim made against the Indemnitee. In connection with rendering its decisions, the Board of Arbitration shall adopt and follow such rules and procedures as a majority of the members of the Board of Arbitration deems necessary or appropriate. To the extent practical, decisions of the Board of Arbitration shall be rendered no more than thirty (30) calendar days following commencement of proceedings with respect thereto. The Board of Arbitration shall cause its written decision to be delivered to the Indemnitee and the Stockholders. Any decision made by the Board of Arbitration (either prior to or after the expiration of such thirty (30) calendar day period) shall be final, binding and conclusive on the Indemnitee and the Stockholders and entitled to be enforced to the fullest extent permitted by law and entered in any court of competent jurisdiction. Each party to any arbitration shall bear its own expense in relation thereto, including but not limited to such party's attorneys' fees, if any, and the expenses and fees of the member of the Board of Arbitration appointed by such party, provided, however, that the expenses and fees of the third member of the Board of Arbitration and any other expenses of the Board of Arbitration not capable of being attributed to any one member shall be borne in equal parts by the Stockholders and the Indemnitee.

     4. Partial Indemnity. If the Indemnitee is entitled under this Agreement to indemnification by the Stockholders for some or a portion of the Indemnifiable Expenses related to a Claim but not, however, for all of the total amount paid in respect thereof, the Stockholders shall nevertheless indemnify the Indemnitee for the portion thereof to which the Indemnitee is entitled.

     5. No Presumption. For purposes of this Agreement, the termination of any Claim by judgment, order or settlement (whether with or without court approval) shall not create a presumption that the Indemnitee did not meet any particular standard of conduct or have any particular belief or that a court has determined that the indemnification provided for hereunder is not permitted by applicable law.

     6. Further Assurances. The Stockholders will execute a pledge agreement dated of even date hereof pledging to Indemnitee Continental common shares and proceeds therefrom (including Shares to be received by the Stockholders in the Merger) having a total aggregate value (determined at the time of the closing of the Merger based on the average closing price of a share of the Common Stock on the Nasdaq for the 20 trading days prior to such closing) equal to at least $2.5 million, and will execute such further documents and instruments and take such further actions as may be reasonably requested by the Indemnitee to effect the purposes of the pledge agreement or this Agreement.

     7. Representation and Warranty Regarding Litigation and other Claims. The Stockholders hereby represent and warrant to the Indemnitee that: (i) set forth on Schedule 7A attached hereto, are all claims or demands which were presented to, and disputes involving, Continental prior to December 1, 1995 arising out of Continental's billing, accounting and sales and marketing practices relating to waiving, or otherwise not pursuing the collection of, co-payments from persons covered by Continental's pharmacy benefit programs (the "Identified Claims");
(ii) except for the Aetna Claim, since December 1, 1995, there has been no claim or demand upon Continental or dispute involving Continental arising out of Continental's billing, accounting and sales and marketing practices relating to waiving, or otherwise not pursuing the collection of, co-payments from persons covered by Continental's pharmacy benefit programs and there is no threatened or pending Proceeding relating thereto, or any inquiry, correspondence or investigation that the Stockholders believe is likely to lead to the institution or threat of any such Proceeding arising therefrom; (iii) such billing, accounting and sales and marketing practices were revised prior to December 1, 1995 such that co-payments were not at any time after such date and are not waived (or intentionally not pursued) except in accordance with applicable law and regulations; (iv) except for the Aetna Claim, there has been no inquiry, correspondence, communication or other form of contact by the respective insurers in any way relating to the Identified Claims ("Lack of Notice") and (A) the claim made by MetraHealth (as defined on Schedule 7A) has been formally settled and (B) based upon informal communications during late 1995 between Continental or its counsel and the respective insurers or their counsel and/or based upon the Lack of Notice described above, Continental has no reason to believe any other Identified Claims (other than the Aetna Claim) will be further pursued by such insurers; and (v) the information set forth on Schedule 7B attached hereto regarding (A) the percentage of Continental's total revenues in 1996 represented by the individual indemnitee business, (B) the percentage of Continental's 1996 individual indemnitee business revenues represented by the five largest insurers to which Continental submitted claims in 1996 and (C) the percentage of Continental's 1996 total revenues represented by the five largest insurers to which Continental submitted claims in 1996 is true, correct and complete.

     8. Severability. If any provision of this Agreement or the application of any provision hereof to any person or circumstance is held invalid, unenforceable or otherwise illegal, the remainder of this Agreement and the application of such provision to any other person or circumstance shall not be affected, and the provision so held to be invalid, unenforceable or otherwise illegal shall be reformed to the extent (and only to the extent) necessary, to make it enforceable, valid or legal.



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

     9. Successors and Binding Agreement.

     (a) This Agreement shall inure to the benefit of and be enforceable by the Indemnitee's successors (whether direct or indirect, by purchase, merger, consolidation, reorganization or otherwise), and shall be binding on the
Stockholders'   successors  and  assigns  (including  by  operation  of  law  or otherwise).

     (b) This Agreement is personal in nature and neither of the parties hereto may, without the consent of the other, assign, transfer or delegate this Agreement or any rights or obligations hereunder except as expressly provided in
Section 9(a).

     10. Notices. For all purposes of this Agreement, all communications, including, without limitation, notices, consents, requests or approvals, required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given when hand delivered or dispatched by electronic facsimile transmission (with receipt thereof orally confirmed), or five calendar days after having been mailed by United States registered or certified mail, return receipt requested, postage prepaid, or one business day after having been sent for next-day delivery by a nationally recognized overnight courier service such as Federal Express, addressed as specified on the signature pages hereto, or to such other address as any party may have furnished to the others in writing and in accordance herewith, except that notices of changes of address shall be effective only upon receipt.

     11. Governing Law. The validity, interpretation, construction and performance of this Agreement shall be exclusively governed by and construed in accordance with the internal laws of the State of New York without reference to its conflicts of law rules or principles.

     12. Consent to Jurisdiction. The Indemnitee and the Stockholders each hereby irrevocably consents to the jurisdiction of the courts of the State of New York for all purposes in connection with any action or proceeding which arises out of or relates to the enforcement of this Agreement, but not for any other purpose.

     13. Duration of Agreement. This Agreement and the Stockholders' indemnification obligations hereunder shall continue until and terminate on December 31, 1999, except that this Agreement shall continue to govern all Claims specified in a Claim Notice which is delivered to the Stockholders prior to such date.

     14. Entire Agreement; Amendments. No provision of this Agreement may be waived, modified or discharged unless such waiver, modification or discharge is agreed to in writing by the Indemnitee and each of the Stockholders. No waiver by any party hereto at any time of any breach by another party hereto or compliance with any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreement or representation, oral or otherwise, expressed or implied with respect to the subject matter hereof have been made by any party which is not set forth expressly in this Agreement.

     15. Section Headings. The Section headings of this Agreement are included for purposes of convenience only and shall not affect in any way the construction or interpretation of any of the provisions of the Agreement.



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

     16.   Counterparts.   This  Agreement  may  be  executed  in  one  or  more
counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same agreement.

     IN WITNESS WHEREOF, the parties hereto have executed this Indemnification Agreement as of the date first above written.

                              MIM CORPORATION



                              By: /S/ BARRY A. POSNER
                                   ---------------------------------------
                                       Name:  Barry A. Posner
                                       Title: Vice President and General Counsel
                              Address:
                              One Blue Hill Plaza, 15th Floor
                              Pearl River, New York 10965
                              Attention:  General Counsel
                              Phone:   (914) 735-3555
                              Facsimile:        (914) 735-3599


                              ROULSTON INVESTMENT TRUST L.P.

                              By:  THOMAS H. ROULSTON, its general partner


                              /S/ THOMAS H. ROULSTON
                              ---------------------------------------
                              Thomas H. Roulston, General Partner
                              Address:
                              4000 Chester Avenue
                              Cleveland, Ohio 44103
                              Phone:   (216) 431-3841
                              Facsimile:        (216) 431-3631


                              ROULSTON VENTURES L.P.

                              By:      THOMAS H. ROULSTON, its general partner


                              /S/ THOMAS H. ROULSTON
                              ---------------------------------------
                              Thomas H. Roulston, General Partner
                              Address:
                              4000 Chester Avenue
                              Cleveland, Ohio 44103
                              Phone:   (216) 431-3841
                              Facsimile:        (216) 431-3631


                              MICHAEL R. ERLENBACH


                              /S/ MICHAEL R. ERLENBACH
                              ---------------------------------------
                              Address:





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